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[COTTON STATES    244 PERIMETER CENTER PARKWAY, N.E. ATLANTA, GEORGIA 30346
 INSURANCE        MAILING ADDRESS: P.O. BOX 105303, ATLANTA, GEORGIA 30348
    LOGO]         PHONE: 770-391-8600
                  WWW.COTTONSTATESINSURANCE.COM

FOR IMMEDIATE RELEASE
CONTACT:        William J. Barlow (770) 391-8789
                Vice President-Controller
                or
                Wendy M. Chamblee (770) 391-8903
                Vice President, Corporate Communications

                      COTTON STATES LIFE INSURANCE COMPANY
                        RELEASES SECOND-QUARTER EARNINGS

         ATLANTA (August 6, 2003) Cotton States Life Insurance Company announced today net earnings for the second quarter of $1.6 million or $.23 per diluted share, compared to $1.7 million or $.26 per diluted share during the second quarter of 2002. For the six months ended June 30, 2003, earnings per diluted share were $.47 or $3.1 million compared to $.50 or $3.2 million for the same period last year. Total premiums posted double-digit growth during the quarter and year-to-date, while total benefits and expenses were held within the Company's projections. Premium growth came primarily from the Company's guaranteed issue/simplified issue whole life product, which grew 14 percent in premium during the second quarter, and a nine percent increase in premium from the Company's universal life product. Cotton States' brokerage facility, which expands its product portfolio with products not traditionally underwritten by Cotton States, continues to thrive--contributing more than $1.0 million in net income during the first six months of the year and exceeding management's expectations.

         According to Cotton States Chairman, President and CEO, J. Ridley Howard, "I am pleased with our performance this quarter. Like many investors and customers, we were affected by the overall economic climate and continued pressure on interest rates. The rate of increases in premium growth has slowed during 2003 which the Company believes to be caused by the weakened economy, unemployment rates and the resulting alternative uses of potential customers' resources. We would expect this to improve as the economy continues to move in a more positive direction. While our net income is down slightly compared to last year at this time, we continue to post profits in a challenging market."

                                     (more)

 COTTON STATES MUTUAL INSURANCE COMPANY - COTTON STATES LIFE INSURANCE COMPANY
           SHIELD INSURANCE COMPANY - CSI BROKERAGE SERVICES, INC. -
                    COTTON STATES MARKETING RESOURCES, INC.
                     PRODUCTS FOR ALL YOUR INSURANCE NEEDS

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         The Company also announced today that the Board of Directors declared a quarterly cash dividend of $.04 per share, payable on October 6, 2003, to stockholders of record September 8, 2003.

         Cotton States Insurance is a group of companies that has been providing quality insurance products to customers in the Southeast since 1941, with products for auto, home and life. The Group's product portfolio is complemented with specialty products that are marketed through its two brokerage operations.

         The Cotton States Insurance Group includes Cotton States Mutual Insurance Company, Shield Insurance Company and Cotton States Life Insurance Company, including its two subsidiaries Cotton States Marketing Resources, Inc. and CSI Brokerage Services, Inc. Cotton States Life Insurance Company is traded on The NASDAQ National Market under the symbol CSLI.

         For additional information, contact Cotton States Insurance Company at
(770) 391-8789 or visit www.cottonstatesinsurance.com.

         This report contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause Cotton States' results to differ materially from those expressed or implied by such forward-looking statements. Statements that could be deemed forward-looking include projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; and statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include consumer's product preferences and other risks that are described from time to time in Cotton States' Securities and Exchange Commission Form 10-K and 10-Q reports, and any subsequently filed reports. Cotton States assumes no obligation to update these forward-looking statements.

                                      ###

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                      COTTON STATES LIFE INSURANCE COMPANY
            Unaudited Consolidated Condensed Statements of Earnings Three Months and Six Months ending June 30, 2003 and 2002


                                                            Three months ended                    Six months ended
                                                                 June 30,                             June 30,
                                                         2003               2002               2003              2002
                                                     -----------        -----------         ----------        ----------
Revenue:
     Premiums                                        $ 8,824,057          8,007,993         17,023,006        15,674,310
     Investment income                                 2,136,131          2,427,037          4,456,668         4,898,973
     Realized investment gains (losses)                  843,452            (48,821)         1,235,899           108,151
     Brokerage commissions                             1,119,656          1,124,817          2,197,625         2,133,103
                                                     -----------        -----------         ----------        ----------

            TOTAL REVENUE                             12,923,296         11,511,026         24,913,198        22,814,537
                                                     -----------        -----------         ----------        ----------

Benefits and expenses:
     Benefits and claims                               5,483,542          4,628,159         10,292,718         8,984,955
     Interest credited                                 1,465,818          1,516,837          2,968,432         2,963,067
     Amortization of policy acquisition costs          1,281,489            949,468          2,307,691         1,930,734
     Operating expenses                                2,391,136          2,132,222          4,774,556         4,422,525
                                                     -----------        -----------         ----------        ----------

            TOTAL BENEFITS AND EXPENSE                10,621,985          9,226,686         20,343,397        18,301,281
                                                     -----------        -----------         ----------        ----------

     Income before income tax expense                  2,301,311          2,284,340          4,569,801         4,513,256

     Income tax expense                                  730,459            590,622          1,437,213         1,288,370
                                                     -----------        -----------         ----------        ----------

NET INCOME                                           $ 1,570,852          1,693,718          3,132,588         3,224,886
                                                     ===========        ===========         ==========        ==========

Basic income per share of common stock               $      0.25               0.27               0.50              0.51
                                                     ===========        ===========         ==========        ==========

Diluted income per share of common stock             $      0.23               0.26               0.47              0.50
                                                     ===========        ===========         ==========        ==========

Weighted average number of shares
     used in computing income per share

          Basic                                        6,323,363          6,339,964          6,324,328         6,337,709
                                                     ===========        ===========         ==========        ==========
          Diluted                                      6,614,624          6,501,457          6,615,016         6,498,206
                                                     ===========        ===========         ==========        ==========